Exhibit 99.1

UDR, INC.
1745 Shea Center Drive, Suite 200
Highlands Ranch, Colorado 80129

NOTICE OF REDEMPTION
OF
4.00% CONVERTIBLE SENIOR NOTES DUE 2035

CUSIP Numbers 910197AJ1* and 910197AK8*

NOTICE IS HEREBY GIVEN, that pursuant to Sections 3.01 and 3.02 of the Indenture dated as of December 19, 2005 (the “Indenture”), by and between UDR, Inc. (formerly United Dominion Realty Trust, Inc.) (the “Company”), as Issuer, and U.S. Bank National Association (as successor in interest to SunTrust Bank, the initial Trustee), as Trustee, all of the Company’s outstanding 4.00% Convertible Senior Notes due 2035 (the “Notes”) as of the date of this Notice of Redemption have been selected by the Company for optional redemption on April 4, 2011 (the “Redemption Date”), at a price of 100% of the principal amount of the outstanding Notes (the “Redemption Price”), plus accrued and unpaid interest thereon to, but not including, the Redemption Date. Interest on the Notes redeemed will cease to accrue on and after the Redemption Date. The CUSIP Numbers for the Notes being redeemed are 910197 AJ 1 and 910197 AK 8. Approximately $156,944,000 aggregate principal amount of the Notes remain outstanding as of the date of this Notice of Redemption. Capitalized terms used but not defined in this Notice of Redemption have the meanings specified in the Indenture.

Redemption

On the Redemption Date, each outstanding Note shall become due and payable as provided in the Indenture at the Redemption Price, plus interest accrued to, but excluding, the Redemption Date. Interest on the Notes being redeemed shall cease to accrue on and after such date. In order to collect the Redemption Price, holders of the Notes are directed to surrender the same for payment to U.S. Bank National Association, as Paying Agent. Payment of the Redemption Price, plus the accrued and unpaid interest on the Notes to, but not including the Redemption Date, will be paid upon presentation and surrender thereof in the City of New York at the following address:

U.S. Bank
Corporate Trust Services
100 Wall Street
Suite 1600
New York, NY 10005

or upon presentation and surrender thereof in the following manner:

If by Mail:
U.S. Bank
Corporate Trust Services
P.O. Box 64111
St. Paul, MN 55164-0111

If by Hand or Overnight Mail:
U.S. Bank
Corporate Trust Services
60 Livingston Avenue
1st Floor – Bond Drop Window
St. Paul, MN 55107

Notes held in book-entry form will be redeemed in accordance with the procedures of The Depository Trust Company. If the Notes are mailed, the use of registered certified mail, properly insured is recommended. To facilitate prompt payment, Notes should be surrendered as soon as possible to the Paying Agent.

Conversion Right of Holders

Subject to and in accordance with the terms and conditions set forth in the Indenture, holders of Notes being called for redemption pursuant to this Notice of Redemption have the right to convert their Notes at any time until 5:00 p.m., New York City time, on the second business day immediately preceding the Redemption Date. The right to convert the Notes being called for redemption shall therefore expire after 5:00 p.m., New York City time, on March 31, 2011, unless the Company defaults in making the payment due upon redemption. Holders of Notes must comply with the procedures set forth in the Indenture and the Notes in order to effect the conversion of the Notes.

The initial Conversion Rate for the Notes was 35.2988 shares of the Company’s common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $28.33 per share), subject to adjustment under certain circumstances. The Company’s special dividend paid in January 2009 met the criteria to adjust the Conversion Rate and the Conversion Rate was adjusted to 38.7123 shares of the Company’s common stock per $1,000 principal amount of Notes (equivalent to a conversion price of approximately $25.83 per share), which is the Conversion Rate that is in effect as of the date of this Notice of Redemption. Holders of Notes should review current pricing information for the Company’s common stock before making any decision regarding the conversion of their Notes before the Redemption Date.

U.S. Bank National Association, as Conversion Agent, can be contacted at:

U.S. Bank
Corporate Trust Services
James Center II
1021 E. Cary Street, Suite 1850
Richmond, VA 23219
Attn: Amanda C. Nichols

Additional Information

The Paying Agent has notified the Company that the Paying Agent may be obligated to withhold a percentage of the redemption proceeds from any holder of Notes who has failed to furnish the Paying Agent with a valid taxpayer identification number or a certification that such holder is not subject to backup withholding. Holders of Notes who wish to avoid such withholding should submit a completed IRS Form W-9 when presenting Notes.

If you have any questions concerning the foregoing, please contact David L. Messenger, Senior Vice President and Chief Financial Officer, at (720) 283-6139 or via mail c/o UDR, Inc., 1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129.

*CUSIP numbers have been assigned by CUSIP Service Bureau and are included solely for the convenience of the holders of the Notes. Neither the Company nor U.S. Bank National Association shall be responsible for the selection or use of the CUSIP numbers, nor is any representation made as to their correctness as indicated in this Notice of Redemption.

Date of Notice of Redemption:  March 2, 2011.